UNIVERSAL SECURITY INSTRUMENTS, INC.
                            10324 South Dolfield Road
                          Owings Mills, Maryland 21117


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on February 27, 1998



To the Shareholders of Universal Security Instruments, Inc.:

         A Special Meeting of Shareholders of UNIVERSAL SECURITY INSTRUMENTS, INC. (the "Company") will be held at the Company's offices, 10324 South Dolfield Road, Owings Mills, Maryland 21117, on Friday, February 27, 1998, at 10:30 a.m. for the following purposes:

         1. To consider and act upon a proposal to effect a one-for-four reverse stock split of the Company's presently issued and outstanding shares of common stock.

         2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on January 26, 1998 will be entitled to notice of and to vote at the meeting.

                                     By Order of the Board of Directors,


                                     HARVEY B. GROSSBLATT
                                     Secretary

DATED:  January 26, 1998

IMPORTANT - YOUR PROXY IS ENCLOSED. Shareholders who do not plan to attend the meeting are requested to complete, date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                                 PROXY STATEMENT


         The enclosed proxy is solicited by the Board of Directors of Universal Security Instruments, Inc. (the "Company") in connection with the Special Meeting of the Shareholders of the Company to be held on February 27, 1998 or any adjournments thereof. The proxy is revocable at any time before exercise by written notice to the Chief Financial Officer of the Company, 10324 South Dolfield Road, Owings Mills, Maryland 21117.

         Only shareholders of record at the close of business on January 26, 1998 (the "Record Date") will be entitled to notice of and to vote at the meeting. The number of shares of Common Stock, $.01 par value, of the Company (the "Common Stock") outstanding on the Record Date and entitled to vote at the meeting is 3,245,587 shares, each entitled to one vote. There is no cumulative voting.

                              BENEFICIAL OWNERSHIP

         The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Common Stock outstanding as of the Record Date:

                                                                                 Number of
                                                  Shares beneficially          shares owned
         Name and address                        owned before reverse          after reverse           Percent
         of beneficial owner                          stock split               stock split           of class

         Michael Kovens                                877,0761                  219,269                24.9%
         10324 South Dolfield Road
         Owings Mills, Maryland 21117

         Stephen C. Knepper                            403,4931                  100,874                11.5%
         10324 South Dolfield Road
         Owings Mills, Maryland 21117

         Bruce Paul                                    184,000                    46,000                 5.7%
         One Hampton Road
         Purchase, New York


--------

1        For information regarding the nature of beneficial ownership of stock owned by Messrs.
         Kovens and Knepper, please see footnotes 2 and 3, respectively, under "Information
         Regarding Stock Ownership of Management."

               INFORMATION REGARDING STOCK OWNERSHIP OF MANAGEMENT

         As of the Record Date, the shares of the Company's Common Stock owned beneficially by each director, by each executive officer and by all directors and officers as a group were as follows:

                                                                                     Number of
                                                                   Amount and         shares
                                                                    nature of          owned
                                                                   beneficial          after         Percent of
                                                                    ownership         reverse       class1 after
                                                                 before reverse        stock           reverse
Name of beneficial owner                                           stock split         split         stock split

Michael Kovens................................................       877,0762           219,269         24.9%

Steven C. Knepper.............................................       403,4933           100,874         11.5%

Harvey Grossblatt.............................................       125,0904            46,000          3.7%

All directors and officers as a group (5 persons included)....     1,425,659            356,415         36.6%

-------------------

1 For the purpose of determining the percentages of stock beneficially owned, shares of stock subject to options or rights exercisable within 60 days are deemed to be outstanding.

2        Includes 20,178 shares held by Mr. Kovens' adult children and 275,000 shares which Mr. Kovens presently has the right to acquire.

3        Includes 275,000 shares which Mr. Knepper presently has the right to acquire.

4        Includes 96,000 shares which Mr. Grossblatt presently has the right to acquire.


                        PROPOSAL FOR REVERSE STOCK SPLIT

         The Company is proposing to effect a one-for-four reverse stock split of the Company's presently issued and outstanding common stock (the "Reverse Stock Split") to be effective on February 27, 1998 (the "Effective Date").

         The Reverse Stock Split would not affect the 20,000,000 shares of the Company's Common Stock authorized under the Company's Articles of Incorporation, but would reduce proportionately the number of shares of the Company's Common Stock issued and outstanding without affecting any of the rights of or ownership percentage of shareholders.

         The Reverse Stock Split will result in an adjustment to the Company's capital accounts. The stated capital account of the Company is equal to the number of shares of Common Stock outstanding, multiplied by the par value of $.01 per share of Common Stock. All consideration received by the Company for the issuance of Common Stock in excess of the par value is recorded in the additional paid-in capital account. As of September 30, 1997, the stated capital of the Company was $32,456, and the additional paid-in capital account of the Company was $10,429,588. As a result of the Reverse Stock Split, the stated capital account of the Company, as reflected on the Company's balance sheet, would be decreased to $8,114 and the $24,342 balance will be transferred to the additional paid-in capital account.

         As of the Record Date, the Company had outstanding 3,245,587 shares of its Common Stock. As a result of this proposal, the number of shares outstanding will be reduced to approximately 811,397 shares. Fractional shares resulting from the Reverse Stock Split will be rounded upward to the nearest whole share so that no shareholder will be deprived of any shares. The Company believes that the Reverse Stock Split will not result in any significant reduction in the number of shareholders. The Reverse Stock Split will not result in any other changes to the outstanding shares or to the rights of the shareholders, and all shares of Common Stock outstanding after the Reverse Stock Split will continue to be fully paid and non-assessable under the Maryland General Corporation Law. Dissenters' rights of appraisal are not available.

Purposes of the Reverse Stock Split

         The primary objectives of the Reverse Stock Split are to increase the market price per share of the Company's Common Stock.

         The Company's Common Stock is currently listed on the NASDAQ SmallCap Stock Market under the symbol "USI." NASDAQ has recently approved revised qualitative and quantitative requirements for listing, including a minimum bid price of $1.00 per share. The new listing criteria will become applicable to the Company on February 23, 1998. During the 30 days prior to the Record Date, the market price for the Common Stock has fluctuated between approximately $.75 and $.50 per share. As a result, the Company would be out of compliance with $1.00 per share minimum bid requirement under the revised criteria, and would be unable to maintain its listing under the revised listing standards. The Company anticipates that the Reverse Stock Split, if approved by the shareholders, will have the effect of increasing the minimum bid price of its Common Stock sufficient to permit it to satisfy the applicable minimum bid price criteria. However, there can be no assurance that the Company will be successful in retaining its NASDAQ listing.

         The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split, and the resulting anticipated increased price level, will stimulate additional interest in the Company's Common Stock and possibly promote greater liquidity for the Company's shareholders. There can be no assurance, however, that there will be any greater liquidity, and it is possible that the liquidity could even be adversely affected by the reduced number of shares of Common Stock which will be outstanding after the proposed Reverse Stock Split is effected.

         The Reverse Stock Split may result in some shareholders owning "odd lots" of less than 100 shares; the costs, including brokerage commissions, of transactions in odd lots may be higher than the costs in transactions in "round lots" of even multiples of 100. However, the Company believes that the potential advantages of continued listing will outweigh this disadvantage

         If the Reverse Stock Split becomes effective, management expects the quoted market price of the Company's Common Stock should increase as a result of decreasing the number of shares outstanding without altering the aggregate economic interest in the Company represented by such shares. The Board believes that the increased price would be a more appropriate trading price for a company that is traded on THE NASDAQ SmallCap Market and is concerned with long-term development of its business opportunities. There can be no assurance, however, that the Reverse Stock Split will achieve these desired results, that any such increase would be in proportion to the one-for-four Reverse Stock Split ratio, or that the per share price level of the Common Stock immediately after the proposed Reverse Stock Split can be maintained for any period of time.

Certain Income Tax Consequences

         A summary of the federal income tax consequences of the Reverse Stock Split as contemplated in the Proposal is set forth below. The discussion is based on the present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split. Income tax consequences to shareholders may vary from the federal tax consequences described generally below. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONTEMPLATED REVERSE STOCK SPLIT UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

         The proposed Reverse Stock Split constitutes a "recapitalization" to the Company and its shareholders to the extent that issued shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its shareholders will recognize any gain or loss for federal income tax purposes as a result thereof.

         The shares of Common Stock to be issued to each shareholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of such stock held by such Shareholder immediately prior to the Effective Date. A shareholder's holding period for the shares of Common Stock to be issued will include the holding period for the shares of Common Stock held thereby immediately prior to the Effective Date provided that such shares of stock were held by the Shareholder as capital assets on the Effective Date.

Voting Requirements

         The affirmative vote of holders of two-thirds of the outstanding shares of Common Stock of the Company entitled to vote at the Special Meeting is required for approval of the Proposal.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL

                                  OTHER MATTERS

         The solicitation of proxies will be made by mail, at the expense of the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Subsequent solicitations may be made by mail, telegraph, telephone or any other appropriate means.

         The Board of Directors of the Company is not aware of any other matter which may be presented for action at the Special Meeting, but should any such matter requiring a vote of the shareholders arise, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, and discretionary authority to do so is provided for in the proxy. If management believes that it is desirable or necessary to adjourn the Special Meeting in order to obtain a quorum or to gather the votes necessary for passage of the proposal, the proxies will be voted in favor thereof.

         Shareholders who do not plan to attend the Special Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                         By Order of the Board of Directors,





                                         HARVEY B. GROSSBLATT
                                         Secretary


Dated:  January 26, 1998



C72150.626 R:3

----------------------------------------------
PROXY                           Universal
                                Security
                                Instruments, Inc.

10324 South Dolfield Road, Owings Mills, Maryland 21117
----------------------------------------------

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Stephen C. Knepper, Michael Kovens and Harvey B. Grossblatt, and each of them, as proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Universal Security Instruments, Inc. held of record by the undersigned on January 26, 1998 at the special meeting of shareholders to be held on February 27, 1998, or any adjournment thereof.

---------------------------------------------------------------
1.   APPROVAL OF PROPOSAL to effect the one-for-four reverse stock split.

         FOR  |_|          AGAINST  |_|          ABSTAIN  |_|



2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                             [REVERSE SIDE OF CARD]

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholder. If no direction is made, this proxy will be voted in favor of all nominees listed in the Proxy Statement.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                      PLEASE MARK, SIGN, DATE AND MAIL THE
                                      CARD IN THE ENCLOSED ENVELOPE.

                                      Signature____________________________

DATED: January 26, 1998               Signature____________________________

C55713A.626 R:2